Exhibit 99.1

Navarre Reports Strong Fiscal Fourth Quarter and Full Year 2013 Results

- 2013 Net Sales from Ongoing Business up 10% to $477.6 Million; Adjusted EBITDA up 46% to $11.3 Million -

- Expects 2014 Net Sales of $535 - $565 Million and Adjusted EBITDA of $19 - $21 Million -

MINNEAPOLIS, MN – May 28, 2013 – Navarre Corp. (NASDAQ: NAVR), a vertically integrated, multi-channel platform of e-commerce services and distribution solutions for retailers and manufacturers, reported financial results for its fiscal fourth quarter and full year ended March 31, 2013.

Fiscal Q4 2013 Highlights vs. Year-Ago Quarter

●	Net sales in the e-commerce sales channel increased 85% to $34.3 million
●	Net sales from retail distribution in Canada increased 75% to $19.2 million
●	Net sales from the distribution of consumer electronics and accessories (CE&A) increased 4% to $18.8 million
●	Gross margin increased 60 basis points to 10.9% compared to adjusted gross margin of 10.3%
●	Adjusted EBITDA increased 89% to $3.1 million

Fiscal 2013 Highlights vs. Fiscal 2012

●	Consolidated net sales from ongoing business increased 10% to $477.6 million
●	Net sales in the e-commerce sales channel increased 57% to $118.3 million
●	Net sales from retail distribution in Canada increased 45% to $81.6 million
●	Net sales from the distribution of CE&A increased 32% to $102.7 million
●	Adjusted EBITDA increased 46% to $11.3 million

Fiscal Q4 2013 Financial Results

Consolidated net sales from ongoing business in the fourth quarter of 2013 increased slightly to $110.7 million from $109.4 million in the year-ago quarter.

Including net sales from home video distribution, which Navarre announced its departure from at the end of fiscal year 2012, as well as video game distribution, which the company departed in fiscal 2013, consolidated net sales in the fourth quarter of 2013 decreased 4%.

Net sales in the e-commerce and fulfillment services segment increased significantly in the fourth quarter to $21.5 million from $2.9 million in the year-ago quarter due to net sales contributed by SpeedFC, which experienced significant growth during the quarter. Net sales in the distribution segment from ongoing business during the fourth quarter decreased 16% to $89.3 million from $106.5 million in the year-ago quarter, primarily attributed to a reduced demand for packaged software products. This decrease in net sales from software products was in-line with the company’s expectation for this business.

Gross margin in the fourth quarter increased 60 basis points to 10.9% from adjusted gross margin (a non-GAAP measure) of 10.3% in the year-ago quarter due to a favorable mix of higher margin e-commerce and fulfillment services (see “Use of Non-GAAP Financial Information” below, for further discussion).

Total adjusted operating expenses (a non-GAAP measure) in the fourth quarter decreased slightly to $11.3 million from $11.5 million in the year-ago quarter due to benefits the company continues to realize from its restructuring plan completed in 2012.

Net loss in the fourth quarter was $11.7 million, or $(0.21) per share, compared to a net loss of $3.3 million, or $(0.09) per share, in the year-ago quarter. The fourth quarter of 2013 included a $10.2 million income tax expense primarily resulting from the company’s full valuation allowance against its deferred tax assets, an impact of $(0.20) per share.

Adjusted EBITDA (a non-GAAP measure) in the fourth quarter increased 89% to $3.1 million compared to $1.6 million in the year-ago quarter.

Fiscal 2013 Financial Results

Consolidated net sales from ongoing business in 2013 increased 10% to $477.6 million from $432.4 million in 2012. The increase was primarily attributed to significant growth in the e-commerce and fulfillment services segment, which includes the results from SpeedFC. Including net sales from home video and video game distribution, which the company exited at the end of fiscal 2012 and 2013, respectively, consolidated net sales in 2013 increased slightly.

Net sales in the e-commerce and fulfillment services segment increased significantly in 2013 to $54.7 million from $7.8 million in 2012. Net sales in the distribution segment from ongoing business during 2013 decreased slightly to $423.0 million from $424.6 million in 2012.

Total adjusted operating expenses (a non-GAAP measure) in 2013 decreased 11% to $45.7 million from $51.2 million in 2012 due to benefits the company continues to realize from its 2012 restructuring plan and its ongoing diligence in identifying cost savings.

Net loss in 2013 was $11.8 million, or $(0.27) per share, compared to a net loss of $34.3 million, or $(0.93) per share, in 2012.

Adjusted EBITDA (a non-GAAP measure) in 2013 increased 46% to $11.3 million compared to $7.7 million in 2012.

Management Commentary

“Our fourth quarter was the culmination of a very positive and transformational year for Navarre,” said Richard Willis, president and CEO of Navarre. “The year was highlighted by strong, double-digit gains in our organic growth initiatives, prudent expense management and the acquisition of SpeedFC, which establishes us in the rapidly growing e-commerce industry. As a result of our strategic focus in e-commerce, during the fourth quarter, we expanded gross margin by 60 basis points and nearly doubled adjusted EBITDA. We look forward to this improved margin in fiscal 2014 as we further advance our e-commerce strategy.”

“The integration of SpeedFC is tracking ahead of plan, both in terms of customer wins and cost synergies,” continued Willis. “Since our acquisition, SpeedFC has established four new partnerships, including Avenue.com, a multi-channel women’s retailer with more than 290 stores nationwide. We also signed a lease for a 770,000 square foot distribution center in Ohio, which expands capacity, provides high accessibility to the U.S. and Canada, and drives down operational costs. The facility will use specialized sortation equipment and we expect it to be up-and-running by early fall. Finally, we announced the closing our New Hope, Minnesota operations and will relocate a significant portion of this business into our existing Dallas facility.

“As we move through fiscal 2014, we will continue to focus on our organic growth initiatives of CE&A, Canada and e-commerce, leverage our SpeedFC assets and work diligently to streamline costs. For example, during the fourth quarter we signed 22 new vendors and partnered with Target and Wired Magazine for branded in-store displays, which are currently in select Target stores. Our acquisition strategy remains on track and we are opportunistic about the growing pipeline of targets. Fiscal 2014 is shaping up to be an equally transformative year for Navarre as we continue to go-to-market with a unique, full-service retail distribution and e-commerce services platform for manufacturers and retailers.”

Fiscal 2014 Outlook

Navarre’s guidance for fiscal 2014, which was introduced on November 20, 2012, is being revised upward. Net sales are now expected to range between $535 million and $565 million, an approximate increase of 10% to 16% from 2013, and adjusted EBITDA is expected to range between $19 and $21 million, an approximate increase of 69% to 87% from 2013.

Conference Call

Navarre will host a conference call tomorrow, May 29, 2013 at 11:00 a.m. Eastern time to discuss its fiscal fourth quarter and full year 2013 results. President and CEO Richard Willis and CFO Diane Lapp will host the call, followed by a question and answer period.

Date: Wednesday, May 29, 2013

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Dial-In Number: 1-877-415-3178

Passcode: 28035592

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investors section of the company’s website at www.Navarre.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through June 5, 2013.

Toll-free replay number: 1-888-286-8010

Replay passcode: 42199387

About Navarre Corporation

Founded in 1983, Navarre® provides a vertically integrated, multi-channel platform of e-commerce services and distribution solutions to retailers and manufacturers. The company uniquely offers retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment, and third party logistics services. For additional information, please visit the company's websites at www.Navarre.com and www.SpeedFC.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net sales before inter-company eliminations, adjusted gross margins, adjusted operating expenses and adjusted, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.Navarre.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company’s customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and infrastructure; the company’s dependence on significant clients and vendors; the uncertain results of developing new software products; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials filed October 10, 2012, and November 2, 2012, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION

Consolidated Condensed Balance Sheets

(In thousands)

	March 31,	March 31,
	2013	2012
Assets:
Current assets:
Cash	$91	$5,600
Accounts receivable, net	83,496	47,935
Inventories	34,197	28,850
Deferred tax assets — current, net	-	1,580
Other	3,262	2,211
Total current assets	121,046	86,176
Property and equipment, net	14,097	7,812
Goodwill and intangible assets, net	54,201	1,547
Deferred tax assets — non-current, net	-	18,450
Other assets	6,947	7,391
Total assets	$196,291	$121,376
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$103,953	$73,421
Revolving line of credit	23,884	-
Other	10,682	6,642
Total current liabilities	138,519	80,063
Long-term liabilities:
Other liabilities	4,089	1,497
Total liabilities	142,608	81,560

Shareholders’ equity	53,683	39,816
Total liabilities and shareholders’ equity	$196,291	$121,376

NAVARRE CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	(Unaudited)
	Three months ended March 31,		Twelve months ended March 31,
	2013	2012	2013	2012
Net sales
Distribution	$90,148	$113,881	$430,624	$473,048
E-commerce and fulfillment services	21,459	2,862	54,671	7,776
Total net sales	111,607	116,743	485,295	480,824
Cost of sales
Distribution	81,928	103,779	388,208	429,679
E-commerce and fulfillment services	17,527	2,529	45,911	7,187
Total cost of sales	99,455	106,308	434,119	436,866
Gross profit
Distribution	8,220	10,102	42,416	43,369
E-commerce and fulfillment services	3,932	333	8,760	589
Total gross profit	12,152	10,435	51,176	43,958
Operating expenses:
Selling and marketing	4,209	5,363	18,014	21,112
Distribution and warehousing	1,505	5,547	7,412	13,170
General and administrative	4,849	3,575	15,502	17,738
Information technology	1,562	1,123	5,223	5,169
Depreciation and amortization	798	793	3,046	3,076
Goodwill and intangible impairment	-	-	-	5,996
Total operating expenses	12,923	16,401	49,197	66,261
Income (loss) from operations	(771)	(5,966)	1,979	(22,303)
Other income (expense):
Interest income (expense), net	(434)	(95)	(1,020)	(968)
Other income (expense), net	(320)	44	(922)	(457)
Income (loss) from operations, before income tax	(1,525)	(6,017)	37	(23,728)
Income tax benefit (expense)	(10,199)	2,670	(11,834)	(10,572)
Net loss	$(11,724)	$(3,347)	$(11,797)	$(34,300)
Earnings (loss) per common share:
Basic	$(0.21)	$(0.09)	$(0.27)	$(0.93)
Diluted	$(0.21)	$(0.09)	$(0.27)	$(0.93)
Weighted average shares outstanding:
Basic	55,080	37,093	43,529	36,877
Diluted	55,080	37,093	43,529	36,877

Other comprehensive income (loss):
Net unrealized gain (loss) on foreign exchange rate translation, net of tax	196	42	345	(164)
Comprehensive loss	$(11,528)	$(3,305)	$(11,452)	$(34,464)

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended March 31,				Twelve Months March 31,
	2013	%	2012	%	2013	%	2012	%
Net sales:
Distribution
Software	$70,436	63.1%	$88,393	75.7%	$320,274	66.0%	$346,806	72.1%
Consumer electronics and accessories	18,822	16.9%	18,125	15.5%	102,685	21.2%	77,807	16.2%
Video games	890	0.8%	4,697	4.0%	7,665	1.6%	25,834	5.4%
Home video	-	0.0%	2,666	2.3%	-	0.0%	22,601	4.7%
	90,148	80.8%	113,881	97.5%	430,624	88.7%	473,048	98.4%
E-commerce and fulfillment services	21,459	19.2%	2,862	2.5%	54,671	11.3%	7,776	1.6%
Net sales as reported	$111,607		$116,743		$485,295		$480,824

Operating income (loss)
Distribution	$(2,506)		$(5,748)		$(2,485)		$(20,793)
E-commerce and fulfillment services	1,735		(218)		4,464		(1,510)
Consolidated operating income (loss)	$(771)		$(5,966)		$1,979		$(22,303)

Net Sales by Geographic Region
United States	$92,399		$105,760		$403,667		$424,617
International	19,208		10,983		81,628		56,207
Net Sales as reported	$111,607		$116,743		$485,295		$480,824

Net Sales by Sales Channel
Retail	$77,348		$98,220		$367,014		$405,680
E-commerce	34,259		18,523		118,281		75,144
Net Sales as reported	$111,607		$116,743		$485,295		$480,824

Navarre Corporation

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma Income from Operations Before Income Tax for the Three Months Ended March 31,

	GAAP Information Three Months Ended March 31,				Adjusted Pro Forma Information Three Months Ended March 31,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales (1)	$111,607		$116,743		$111,607		$117,213
Gross profit (1)(2)	12,152	10.9%	10,435	8.9%	12,152	10.9%	12,027	10.3%
Operating expenses (3)	12,923	11.6%	16,401	14.0%	11,320	10.1%	11,465	9.8%
Income (loss) from operations	(771)		(5,966)		832		562
Other (expense), net (4)	(754)		(51)		(754)		71
Income (loss) before income tax	$(1,525)		$(6,017)		$78		$633

	Three Months Ended March 31,
	2013	2012

(1) Pro forma adjustments to net sales consist of the following:
Customer credit	$-	$470
Total adjustments	$-	$470

(2) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$-	$891
Prepaid royalties impairment	-	231
Total adjustments	$-	$1,122

(3) Pro forma adjustments to operating expenses consist of the following:
Restructuring, transaction and transition costs	$(1,603)	$(2,095)
Facility costs	-	(2,841)
Total adjustments	$(1,603)	$(4,936)

(4) Pro forma adjustments to gross profit consist of the following:
Loss on asset disposal	$-	$122
Total adjustments	$-	$122

Navarre Corporation

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma Income from Operations Before Income Tax for the Twelve Months Ended March 31,

	GAAP Information Twelve Months Ended March 31,				Adjusted Pro Forma Information Twelve Months Ended March 31,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales (1)	$485,295		$480,824		$485,295		$481,294
Gross profit (1) (2)	51,176	10.5%	43,958	9.1%	51,176	10.5%	54,344	11.3%
Operating expenses (3)	49,197	10.1%	66,261	13.8%	45,667	9.4%	51,211	10.6%
Income (loss) from operations	1,979		(22,303)		5,509		3,133
Other (expense), net (4)	(1,942)		(1,425)		(1,942)		(1,303)
Income (loss) before income tax	$37		$(23,728)		$3,567		$1,830

	Twelve Months Ended March 31,
	2013	2012

(1) Pro forma adjustments to net sales consist of the following:
Customer credit	$-	$470
Total adjustments	$-	$470

(2) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$-	$2,619
Software development impairment	-	1,238
Prepaid royalties impairment	-	6,057
Restructuring and other charges	-	2
Total adjustments	$-	$9,916

(3) Pro forma adjustments to operating expenses consist of the following:
Restructuring, transaction and transition costs	$(3,530)	$(6,213)
Goodwill and intangible impairment	-	(5,996)
Facility costs	-	(2,841)
Total adjustments	$(3,530)	$(15,050)

(4) Pro forma adjustments to gross profit consist of the following:
Loss on asset disposal	$-	$122
Total adjustments	$-	$122

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months March 31,		Twelve Months March 31,
	2013	2012	2013	2012
Net loss, as reported	$(11,724)	$(3,347)	$(11,797)	$(34,300)
Interest expense, net	434	95	1,020	968
Income tax expense (benefit)	10,199	(2,670)	11,834	10,572
Depreciation and amortization	1,993	842	4,877	3,624
Goodwill and intangible impairment	-	-	-	5,996
Foreign translation loss (gain)	318	(170)	811	331
Share-based compensation	278	239	983	941
Restructure expenses	-	6,650	-	19,562
Transaction and transition costs	1,604	-	3,530	-
Adjusted EBITDA	$3,102	$1,639	$11,258	$7,694

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

NAVR@liolios.com